As filed with the U.S. Securities and Exchange Commission on March 3, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Okta, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-4175727
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

100 First Street, Suite 600

San Francisco, California 94105

(Address of Registrant’s Principal Executive Offices)

2017 Equity Incentive Plan

2017 Employee Stock Purchase Plan

(Full title of the plan)

Todd McKinnon

Chief Executive Officer

Okta, Inc.

100 First Street, Suite 600

San Francisco, California 94105

(888) 722-7871

(Name, address and telephone number of agent for service)

Copies to:

Richard A. Kline Sarah Axtell Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600	Jonathan T. Runyan General Counsel Okta, Inc. 100 First Street, Suite 600 San Francisco, California 94105 (888) 722-7871

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is being filed by Okta, Inc. (the “Registrant”) to register 8,065,451 additional shares of the Registrant’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), reserved for issuance under the Registrant’s 2017 Equity Incentive Plan (the “2017 Plan”) and 1,613,090 additional shares of Class A Common Stock reserved for issuance under the Registrant’s 2017 Employee Stock Purchase Plan (the “2017 ESPP”).

Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March  7, 2022 (File No. 333-263351), May  10, 2021 (File No. 333-255939), March  4, 2021 (File No. 333-253888), March  6, 2020 (File No. 333-236931), March  14, 2019 (File No. 333-230288), March  12, 2018 (File No. 333-223598) and April  7, 2017 (File No. 333-217188) are hereby incorporated by reference in this Registration Statement to the extent not replaced hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference into this Registration Statement:

(a)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2023 (the “Annual Report”), filed with the Commission on March 3, 2023 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)

All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act (other than the reports, or portions thereof, deemed to have been furnished and not filed with the Commission) since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(c)

The description of the Registrant’s Class  A Common Stock contained in Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020, filed with the Commission on March 6, 2020 pursuant to Section 13(a) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Form of Class A Common Stock Certificate of the Registrant. (1)

4.2	2017 Equity Incentive Plan, and forms of agreements thereunder. (2)

4.3	2017 Employee Stock Purchase Plan. (3)

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

107.1	Filing Fee Table.

(1)	Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-216654), filed previously with the Commission on March 13, 2017 and incorporated by reference herein.
(2)

Filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-216654), as amended, filed previously with the Commission on March 27, 2017 and incorporated by reference herein.

(3)

Filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-216654), as amended, filed previously with the Commission on March 27, 2017 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on March 3, 2023.

OKTA, INC.

By:	/s/ Todd McKinnon
Todd McKinnon Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd McKinnon and Brett Tighe, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Okta, Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd McKinnon Todd McKinnon	Chief Executive Officer and Director (Principal Executive Officer)	March 3, 2023

/s/ Brett Tighe Brett Tighe	Chief Financial Officer (Principal Financial Officer)	March 3, 2023

/s/ Shibu Ninan Shibu Ninan	Chief Accounting Officer (Principal Accounting Officer)	March 3, 2023

/s/ J. Frederic Kerrest J. Frederic Kerrest	Executive Vice Chairperson and Director	March 3, 2023

/s/ Shellye Archambeau Shellye Archambeau	Director	March 3, 2023

/s/ Emilie Choi Emilie Choi	Director	March 3, 2023

/s/ Robert L. Dixon, Jr. Robert L. Dixon, Jr.	Director	March 3, 2023

/s/ Jeff Epstein Jeff Epstein	Director	March 3, 2023

/s/ Patrick Grady Patrick Grady	Director	March 3, 2023

Signature	Title	Date

/s/ Benjamin Horowitz Benjamin Horowitz	Director	March 3, 2023

/s/ Rebecca Saeger Rebecca Saeger	Director	March 3, 2023

/s/ Michael Stankey Michael Stankey	Director	March 3, 2023